Exhibit 21.1


Information pertaining to the subsidiaries of MOA Hospitality, Inc. as of March 31, 2001 is set forth in the following table:

 Name of Subsidiary                                    State of Incorporation
----------------------                                ------------------------
 Arizona & 20th  LLC                                           Delaware

 AT&T Holding, Corp.                                           Delaware

 Ben Franklin Florida Enterprises, Inc.                        Florida

 Broadleaf Hotels, Inc.                                        California

 Budget Motel Supply Corporation                               Delaware

 Central Park Motel Corp.                                      Delaware

 Gateway Restaurant, Inc.                                      California

 Kansas City Hotel Corporation                                 Kansas

 Megan Park, Inc.                                              Illinois

 Motels of America, L.L.C.                                     Delaware

 MOA Centro, Corp                                              Delaware

 MOA Investor Corp.                                            Delaware

 MOA Membership Corp                                           Delaware

 MOA Merrimack Corp.                                           Delaware

 MOA-CS Corp.                                                  Delaware

 MOA-TL Corp.                                                  Delaware

 MOA-TL Holding Corp.                                          Delaware

 Pacshore Initial Corp.                                        Delaware

 The Products Group, Inc                                       Delaware

 TAD Membership Corp.                                          Delaware

 TAD Properties, L.L.C.                                        Delaware
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 Name of Subsidiary                                    State of Incorporation
-----------------------                               ------------------------
 TD Leasing Corp.                                              Delaware

 TD Leasing L.L.C.                                             Delaware

 Tri-State Inns, Inc.                                          Georgia

 York Motel Corp.                                              Delaware